SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2003

WorldCom, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-11258	58-1521612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22001 Loudoun County Parkway, Ashburn, Virginia	20147
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 886-5600

Not applicable

(Former name of former address, if changed since last report)

Item 3.	Bankruptcy or Receivership

Confirmation of Plan

As previously reported, on July 21, 2002 (the “Commencement Date”) WorldCom, Inc., d/b/a MCI (“WorldCom” or the “Company”) and substantially all of its direct and indirect domestic subsidiaries (the “Initial Filers”) filed voluntary petitions for relief in the United States Bankruptcy Court of the Southern District of New York (the “Bankruptcy Court”) under Chapter 11 of the United States Bankruptcy Code, Case No. 02-13533 (AJG). On November 8, 2002, the Company filed additional bankruptcy petitions for 43 of its subsidiaries (collectively with the Initial Filers, the “Debtors”), most of which were effectively inactive and none of which had significant debt. During the course of its Chapter 11 proceeding, the Company operated its business and managed its assets as a debtor-in-possession.

On April 14, 2003, the Company filed a proposed Disclosure Statement and Plan of Reorganization (the “Plan”) with the Bankruptcy Court. On May 28, 2003, after notice and a hearing, the Bankruptcy Court signed the Disclosure Statement Order, approving the Company’s Disclosure Statement. On June 13, 2003, the Debtors commenced the solicitation of holders of claims entitled to vote to accept or reject the Plan. On July 2, 2003, August 4 and September 11, the Company filed supplements to the Plan, which were approved as amended by the Bankruptcy Court on July 10, 2003, August 6, 2003, and September 12, 2003. On September 19, 2003, the Company filed the Notice of Modifications to Debtor’s Second Amended Plan of Reorganization reflecting a settlement with a group of interest holders. A copy of the Plan, as amended and modified, is attached as Exhibit 2.1 and incorporated by reference herein. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Plan.

On October 31, 2003, the Bankruptcy Court entered its Findings of Fact, Conclusions of Law and Order confirming the Plan (the “Confirmation Order”). The Bankruptcy Court’s Confirmation Order is attached hereto as Exhibit 2.2 and incorporated herein by reference. On October 31, 2003, the Company issued a press release relating to the confirmation of the Plan, a copy of which is attached as Exhibit 99.1.

Although the Court entered the Confirmation Order on October 31, 2003, the Plan is not yet effective. The Plan and the Confirmation Order contain certain conditions precedent to the occurrence of the Effective Date of the Plan, unless waived pursuant to the Plan.

Summary of the Plan

A detailed summary of the material features of the Plan (as modified by the Confirmation Order) is attached hereto as Exhibit 99.2 and is qualified in its entirety by reference to the Plan itself. Among other things, the Plan will result in the cancellation of the Company’s outstanding equity securities issued prior to the Commencement Date, and the holders of equity interests in WorldCom, Inc. will receive no distribution under the Plan. Under the Plan, the reorganized Company is authorized to issue 3,000,000,000 shares of New Common Stock and Management Restricted Stock.

Information as to Assets and Liabilities

Information as to the Company’s assets and liabilities as of the most recent practicable date is contained in the Company’s Monthly Operating Report for September 2003 filed with the Bankruptcy Court on November 17, 2003 (the “Operating Report”). Copies of the Operating Report may be obtained from the Bankruptcy Court’s website located at http://www.nysb.uscourts.gov and from the Company’s Restructuring Information Desk at http://www.mci.com.

Cautionary Statement Regarding Financial and Operating Data

The Operating Report contains financial statements and other financial information that have not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments. The Operating Report is in a format prescribed by applicable bankruptcy laws and should not be used for investment purposes. The Operating Report contains information for periods different from those required in the Company’s reports pursuant to the Exchange Act, and that information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Operating Report should not be viewed as indicative of future results.

As described in the Operating Report, the Company previously announced restatements of earnings affecting 1999, 2000, 2001 and first quarter 2002. In June 2002, Arthur Andersen LLP (“Andersen”), the Company’s previous external auditors, advised the Company that Andersen’s audit report on the Company’s financial statements for 2001 and Andersen’s review of the Company’s financial statements for first quarter 2002 could not be relied upon. The Company’s new external auditors, KPMG LLP (“KPMG”), are undertaking an audit of the Company’s financial statements for 2000, 2001 and 2002.

On August 8, 2002, the Company announced that its ongoing internal review of its financial statements discovered an additional $3.8 billion in improperly reported pre-tax earnings for 1999, 2000, 2001, and the first quarter of 2002. On November 5, 2002, the Company announced that it expected a further restatement of earnings in addition to amounts previously announced and that the overall amount of the restatements could total in excess of $9 billion.

On March 13, 2003, the Company announced it had completed a preliminary review of its goodwill and other intangible assets and property and equipment (“PP&E”) accounts. As announced at that time, this review has resulted in the write-off of all existing goodwill and a substantial write-down of the carrying value of PP&E and other intangible assets following an impairment analysis and other adjustments in accordance with GAAP. Specifics include:

The value of goodwill reflected on the Company’s last reported balance sheet, $45 billion, is impaired and has been written off completely; and the value of PP&E and other intangible assets reflected on the Company’s last reported balance sheet, $39.2 billion and $5.6 billion, respectively, are impaired and have been adjusted to their estimated value of approximately $10 billion as of December 31, 2002.

A Special Committee of the Company’s Board of Directors conducted an independent investigation of these matters with the law firm of Wilmer, Cutler & Pickering as special counsel and PricewaterhouseCoopers LLP as their financial advisors. The Special Committee’s report was released publicly on June 9, 2003. The Company’s accounting practices also are under investigation by the U.S. Attorney’s Office for the Southern District of New York and by the Examiner appointed by the Bankruptcy Court, Richard Thornburgh, former Attorney General of the United States. On June 9, 2003, the Examiner released the second Interim Report regarding, among other things, corporate governance matters and past accounting practices. On November 4, 2002, the Examiner released the first Interim Report regarding the Examiner’s preliminary observations. On November 26, 2002, the Company consented to the entry of a permanent injunction that partially resolved the claims brought in a civil lawsuit by the SEC regarding the Company’s past public financial reports. The injunction imposes certain ongoing obligations on the Company and permits the SEC to seek a civil penalty. On June 11, 2003, the Company consented to the entry of two orders dealing with internal controls and corporate governance issues that modified certain of the ongoing obligations imposed in the permanent injunction entered on November 26, 2002. One of the orders required the Company to adopt and implement recommendations to be made in a report by the Corporate Monitor appointed by the U.S. District Court, Richard Breeden, former chairman of the SEC. The Corporate Monitor’s report was released publicly on August 26, 2003.

On May 19, 2003, the Company announced a proposed settlement with the SEC regarding a civil penalty. Pursuant to the initial proposed settlement, the Company would satisfy the SEC’s civil penalty claim by payment of $500 million upon the effective date of the Company’s emergence from Chapter 11 protection. On July 2 and 3, 2003, the Company filed documents in the U.S. District Court for the Southern District of New York modifying the proposed settlement. Pursuant to the revised proposed settlement, the Company will satisfy the SEC’s civil penalty claim by payment of $500 million upon the effective date of the Company’s emergence from Chapter 11 protection and by transfer of common stock in the reorganized company having a value of $250 million. On July 7, 2003, the U.S. District Court issued an order approving the proposed settlement. On September 3, 2003, one of the Company’s creditors filed a notice of appeal of this order to the U.S. Court of Appeals for the Second Circuit. On August 6, 2003, the Bankruptcy Court issued an order approving the proposed settlement. On August 18, 2003, certain creditors filed a notice of appeal of the order to the U.S. District Court. Pursuant to agreements entered into in connection with the Second Amended Plan of Reorganization, those creditors have agreed to withdraw their appeals upon the effective date of the Plan of Reorganization. The District Court’s order provides that the funds paid and common stock transferred by the Company in satisfaction of the SEC’s penalty claim will be distributed pursuant to the Fair Funds provisions of the Sarbanes-Oxley Act of 2002.

On August 27, 2003, the Attorney General of Oklahoma filed a criminal action in Oklahoma County District Court against the Company and six former executives of the Company alleging 15 criminal violations of the state’s securities laws. On September 11, 2003, the Company entered a not guilty plea to these charges.

The Company has terminated or accepted the resignations of various financial and accounting personnel, including its then chief financial officer and corporate controller, and is continuing the process of investigating and restating its financial results for the years 2000-2002. Earlier years also are impacted. In June 2003, KPMG identified a substantial number of material weaknesses in the Company’s internal controls. As of the date of the filing of the Operating Report, the Company’s work with respect to remediating these deficiencies is substantially complete, although additional work remains to be done. These material weaknesses, together with other as-yet unidentified issues affecting the Company’s internal controls, could have a material impact on the accuracy of the Company’s financial records and reports. Investors and creditors should be aware that additional amounts of improperly reported pre-tax earnings may be discovered and announced. Until the Company has completed its final review and KPMG is able to complete their audits of 2000, 2001, and 2002, the total impact on previously reported financial statements cannot be known. The Company intends to announce changes to previously reported consolidated financial statements once its review is complete.

In light of the foregoing events, all guidance regarding future financial performance issued by the Company prior to July 21, 2002, the date the Company and substantially all of its direct and indirect domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the Bankruptcy Code), is no longer in effect and should be ignored.

Cautionary Statement Regarding Forward-Looking Statements

This Report and the Operating Report may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to the Company’s bankruptcy proceedings and matters arising out of pending class action and other lawsuits and ongoing internal and government investigations relating to the previously announced restatements of its financial results. Other factors that may cause actual results to differ materially from management’s expectations include economic uncertainty; the effects of vigorous competition, including price competition; the impact of technological change on our business, alternative technologies and dependence on availability of transmission facilities; risks of international business; regulatory risks in the United States and internationally; contingent liabilities; uncertainties regarding the collectibility of receivables; risks associated with debt service requirements and our financial leverage; uncertainties associated with the success of acquisitions; and the ongoing war on terrorism. More detailed information about those factors is contained in the Company’s filings with the SEC.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Debtors’ Modified Second Amended Joint Plan of Reorganization, dated October 21, 2003

2.2	Confirmation Order, dated October 31, 2003

99.1	Press Release dated October 31, 2003

99.2	Summary of Plan of Reorganization

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDCOM, INC. (Registrant)

By:	/s/ Anastasia Kelly

Name:	Anastasia Kelly
Title:	Executive Vice President and General Counsel

Dated: November 17, 2003

EXHIBIT INDEX

Exhibit No.	Description

2.1	Debtors’ Modified Second Amended Joint Plan of Reorganization, dated October 21, 2003

2.2	Confirmation Order, dated October 31, 2003

99.1	Press Release dated October 31, 2003

99.2	Summary of Plan of Reorganization